UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 5, 2015

ALEXANDER’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2015, Alexander’s, Inc. (the “Company”) completed a $350 million refinancing of the retail portion of 731 Lexington Avenue.  The interest-only loan is at LIBOR plus 1.40%, currently 1.59%, and matures in August 2020, with two one-year extension options.  The Company realized net proceeds of approximately $26 million after repaying the existing $320 million 4.93% fixed-rate loan and closing costs.

On August 5, 2015, the Company issued a press release describing the transaction.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein into this Item 2.03.

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits.

99.1      Press Release, dated August 5, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and
Chief Financial Officer

Date: August 6, 2015

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EXHIBIT INDEX

99.1        Press Release, dated August 5, 2015.

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